Exhibit 10.2

RED ROBIN GOURMET BURGERS, INC.

AMENDED AND RESTATED

2007 PERFORMANCE INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT AGREEMENT

This Performance-Based Restricted Stock Unit Grant Agreement (this “Agreement”) between RED ROBIN GOURMET BURGERS, INC. (the “Corporation”) and [                    ] (“Participant”) is dated effective [                        ] (the “Date of Grant”).

RECITALS

A.            The Board has adopted, and the stockholders have approved, the Red Robin Gourmet Burgers, Inc. Amended and Restated 2007 Performance Incentive Plan (the “Plan”);

B.            The Plan provides for the granting of restricted stock unit awards to eligible participants as determined by the Administrator; and

C.            The Administrator has determined that Participant is a person eligible to receive a restricted stock unit award under the Plan and has determined that it would be in the best interest of the Corporation to grant the restricted stock unit award provided for herein.

AGREEMENT

1.             Definitions.  Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Plan.  Whenever the following terms are used in this Agreement, they shall have the meanings set forth below.

(a)           “Peer Group” means the companies listed on Appendix A; provided that a company (other than the Corporation) shall be removed from the Peer Group for a Performance Period if during such period, (i) the common stock of such company ceases to be publicly traded on an established securities market, (ii) such company ceases to maintain publicly available statements of operations prepared in accordance with United States generally accepted accounting principles, consistently applied, (iii) such company is not the surviving entity in any merger, consolidation, or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of such company), (iv) such company sells, leases, or exchanges all or substantially all of its assets to any other person or entity (other than a previously wholly owned subsidiary of such company), or (v) such company is dissolved and liquidated.

(b)           “Performance Period” means the period commencing [            ] and ending on [            ].

(c)           “Retirement” means the voluntary termination of employment by Participant from the Corporation when the Participant’s age plus years of service (in each case measured in complete, whole years) equals or exceeds 67, provided that at the date of termination the Participant is at least 58 years of age and has completed at least 5 years of service with the Corporation.

(d)           “Severance Date” means the last day that Participant is employed by or provides services to the Corporation.

(e)           “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

(f)            “TSR” means a company’s total shareholder return, calculated based on the stock price appreciation during a specified measurement period plus the value of dividends paid on such stock during the measurement period (which shall be deemed to have been reinvested in the underlying company’s stock on the ex-dividend date); provided that the Administrator may make appropriate adjustments to reflect any changes in the capital stock of any Peer Group company (e.g. stock splits, subdivision or consolidation of shares) that occurs during the Performance Period.

(g)           “TSR Percentile” means the percentile rank of the Corporation’s TSR during the Performance Period relative to the TSR of other companies in the Peer Group during the Performance Period as determined by the Administrator; provided that for purposes of measuring the TSR Percentile, the beginning and ending TSR values shall be calculated based on the average of the closing prices of the applicable company’s stock for the 20 trading days prior to and including the beginning or ending date, as applicable, of the Performance Period.

2.             Grant of Restricted Stock Units.

(a)           Award.  Pursuant to the Plan, Participant is hereby awarded (the “Award”) restricted stock units, subject to the conditions of the Plan and this Agreement (the “Restricted Stock Units”).  Each Restricted Stock Unit represents the right to receive one share of the Corporation’s common stock, $0.001 par value (the “Common Stock”).  Unless and until the Restricted Stock Units are vested, Participant will have no right to receive shares of Common Stock under such Restricted Stock Units.

(b)           Target Number of Restricted Stock Units.  The target number of Restricted Stock Units subject to the Award is [            ] Restricted Stock Units (the “Target Restricted Stock Units”).  The actual number of Restricted Stock Units subject to the Award will be determined based on the performance goals set forth in Section 3 below.

(c)           Plan Incorporated.  Participant acknowledges receipt of a copy of the Plan, and agrees that, except as contemplated by Section 13 below, this award of Restricted Stock Units shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.

3.             Vesting Conditions and Award Opportunity.

(a)           Determination of Earned Restricted Stock Units.  Subject to Section 4 below and Section 7.1 of the Plan, upon expiration of the Performance Period, Participant shall vest in a number of Restricted Stock Units equal to the product of the number of Target Restricted Stock Units multiplied by the percentage corresponding to the Corporation’s TSR Percentile during the

Performance Period in accordance with the following table (such units, the “Earned Restricted Stock Units”):

Corporation’s TSR Percentile	% of Target Restricted Stock Units
25th TSR Percentile and Below:	0%
37.5th TSR Percentile:	50%
50th TSR Percentile:	100%
60th TSR Percentile:	140%
70th TSR Percentile:	180%
75th TSR Percentile:	200%
90th TSR and Above:	225%

If the Corporation’s TSR Percentile during the Performance Period is between two of the TSR Percentiles in the above table, the corresponding percentage of Target Restricted Stock Units shall be calculated using linear interpolation (e.g., 65th TSR Percentile would result in a percentage of Target Restricted Stock Units of 160%).  Except as set forth in Section 4 below, any Target Restricted Stock Units that do not become Earned Restricted Stock Units shall be forfeited and cancelled upon expiration of the Performance Period.  The Administrator will provide Participant with written notice of the number of Earned Restricted Stock Units promptly following the end of the Performance Period.

(b)           Notwithstanding the foregoing and subject to Section 4 below, Participant shall vest in the Earned Restricted Stock Units only if Participant remains employed by or provides services to the Corporation from the Date of Grant through the last day of the Performance Period.  If Participant ceases to be employed by or ceases to provide services to the Corporation at any time prior to the last day of the Performance Period, then, except as provided in Section 4 below, all Target Restricted Stock Units shall be canceled immediately on the Severance Date and Participant shall cease to have any right or entitlement to receive any shares of Common Stock under such canceled Restricted Stock Units.

4.             Accelerated Vesting of Restricted Stock Units and Restricted Shares.

(a)           Accelerated Vesting upon a Change in Control.  Notwithstanding Section 3(b) above, if the Corporation undergoes a Change in Control Event prior to the last day of the Performance Period, then at the date of the Change in Control Event, Participant shall vest in a number of Earned Restricted Stock Units calculated as follows:

(i)            If the Change in Control Event occurs on or prior to the six-month anniversary of the Date of Grant, the number of Earned Restricted Stock Units shall equal the number of Target Restricted Stock Units and shall not be adjusted based on the Corporation’s TSR Percentile.

(ii)           If the Change in Control Event occurs after the six-month anniversary of the Date of Grant, the number of Earned Restricted Stock Units will be calculated in the manner set forth in Section 3(a) above except that (i) the Corporation’s TSR shall be calculated based on the price per share of Common Stock paid to the Corporation’s holders of Common Stock in the

Change in Control Event and (ii) for purposes of calculating the TSR Percentile, the Performance Period shall be deemed to have ended on the effective date of the Change in Control Event.

(b)           Accelerated Vesting upon Participant’s Death or Total Disability.  Notwithstanding Section 3(b) above, if Participant’s employment with or provision of services to the Corporation is terminated prior to the last day of the Performance Period as a result of Participant’s death or Total Disability, then at the Severance Date, Participant shall vest in a number of Earned Restricted Stock Units calculated in the manner set forth in Section 3(a) above except that (i) the number of Target Restricted Stock Units will be pro-rated based on the number of days that Participant was employed or provided services to the Corporation between the Date of Grant and the Severance Date as a percentage of the number of days in the Performance Period, and (ii) for purposes of calculating the TSR Percentile, the Performance Period shall be deemed to have ended on the Severance Date.

(c)           Accelerated Vesting upon Participant’s Retirement.  Notwithstanding Section 3(b) above, if Participant’s employment with or provision of services to the Corporation is terminated prior to the last day of the Performance Period as a result of Participant’s Retirement, then the Restricted Stock Units shall not be forfeited and Participant shall continue to hold the Award through the end of the Performance Period.  At the expiration of the Performance Period, Participant shall vest in a number of Earned Restricted Stock Units calculated in the manner set forth in Section 3(a) above except that the number of Earned Restricted Stock Units will be pro-rated based on the number of days that Participant was employed or provided services to the Corporation between the Date of Grant and the Severance Date as a percentage of the number of days in the Performance Period.

5.             Limits on Transferability.  Restricted Stock Units shall not be transferable except by will or the laws of descent and distribution or pursuant to a beneficiary designation, or as otherwise permitted by Section 5.7 of the Plan.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Participant.  Participant agrees that the Restricted Stock Units will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  Any purported assignment, alienation, pledge, attachment, sale, transfer or other encumbrance of shares of unvested Restricted Stock Units that does not satisfy the requirements of this Agreement and the Plan shall, prior to the Vesting Date (as defined below), be void and unenforceable against the Corporation.

6.             Issuance and Certificates.

(a)           Unless the Restricted Stock Units are forfeited prior to the expiration of the Performance Period as provided in Section 3 above, the shares of Common Stock issuable upon vesting of the Restricted Stock Units shall be deemed issued as of the last day of the Performance Period, or if the Award vests earlier under Section 4 above, as of the date of such vesting (the last day of the Performance Period or the earlier vesting date, as applicable, the “Vesting Date”).  As soon as administratively practicable following the Vesting Date, but no later than the 15th day of the third month following the end of the taxable year in which the Vesting Date falls, the Corporation shall cause (i) a stock certificate or certificates (which may be in electronic form) to be delivered to or on behalf of Participant for such number of shares of

Common Stock equal to the number of Earned Restricted Stock Units, subject to the Corporation’s collection of applicable withholding taxes in accordance with Section 8 below.

(b)           Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Common Stock may be postponed for such period as may be required to comply with any requirements under any law or regulation applicable to the issuance or delivery of such shares, but in no event shall such shares of Common Stock be delivered any later than the 15th day of the third month following the end of the taxable year in which the Vesting Date falls.  The Corporation shall not be obligated to issue or deliver any shares of Common Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

7.             Stockholder Rights.  The Participant shall not have any stockholder rights, including voting or dividend rights, with respect to the shares of Common Stock subject to the Restricted Stock Units until such shares are issued on the Vesting Date.

8.             Withholding.  In order to comply with all applicable federal or state income tax laws or regulations, the Corporation may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant.  In accordance with the terms of the Plan, and such rules as may be adopted by the Administrator under the Plan, to satisfy Participant’s federal and state tax withholding obligations arising from the vesting of the Restricted Stock Units, the Corporation will withhold shares of Common Stock otherwise to be delivered to Participant having a Fair Market Value equal to the amount of such taxes.  The Corporation will not deliver any fractional shares of Common Stock.  Any additional withholding amounts owed by Participant due to the inability to deliver fractional shares will be deducted from such Participant’s next paycheck.

9.             Tax Consideration.  The Corporation has advised Participant to seek Participant’s own tax and financial advice with regard to the federal and state tax considerations resulting from Participant’s receipt of Restricted Stock Units pursuant to this Agreement.  Participant understands that the Corporation will report to appropriate taxing authorities the payment to Participant of compensation income upon the vesting of the Restricted Stock Units.  Participant understands that he or she is solely responsible for the payment of all federal and state taxes resulting from this grant of Restricted Stock Units.  With respect to tax withholding amounts, the Corporation has all of the rights specified in Section 8 of this Agreement and has no obligations to Participant except as expressly stated in Section 8 of this Agreement.

10.           Binding Effect.  This Agreement shall bind Participant and the Corporation and their beneficiaries, survivors, executors, administrators and transferees.

11.           No Guarantee of Continued Position.  This Agreement is not a contract for employment and nothing herein shall supersede or amend the terms of any employment agreement between the Corporation and Participant or imply that Participant has a right to continued employment with the Corporation.

12.           Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

13.           Conflicts and Interpretation.  In the event of any conflict between this Agreement and the Plan, this Agreement shall control.  In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Administrator has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

14.           Amendment.  The Corporation may modify, amend or waive the terms of the Restricted Stock Unit award, prospectively or retroactively, but no such modification, amendment or waiver shall impair the rights of Participant without his or her consent, except as required by applicable law, NASDAQ or stock exchange rules, tax rules or accounting rules.  Prior to the effectiveness of any modification, amendment or waiver required by tax or accounting rules, the Corporation will provide notice to Participant and the opportunity for Participant to consult with the Corporation regarding such modification, amendment or waiver.  The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

15.           Compliance with Code section 409A.  The Restricted Stock Units granted under this Agreement are intended to fit within the “short-term deferral” exemption from section 409A of the Internal Revenue Code.  In administering this Agreement, the Corporation shall interpret this Agreement in a manner consistent with such exemption.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Performance-Based Restricted Stock Unit Grant Agreement as of the date first written above.

RED ROBIN GOURMET BURGERS, INC.

By:
Name:
Title:

PARTICIPANT:

[NAME]